Exhibit 99.1
L BRANDS REPORTS RECORD FIRST QUARTER EARNINGS

Columbus, Ohio (May 19, 2021) — L Brands, Inc. (NYSE: LB) today reported first quarter 2021 earnings results.
The company reported earnings per share of $0.97 for the first quarter ended May 1, 2021 compared to a loss per share of $1.07 for the first quarter ended May 2, 2020. First quarter operating income was $572.1 million compared to a loss of $317.7 million last year, and net income was $276.6 million compared to a loss of $296.9 million last year.
Reported results above include the following significant items:
In 2021, a $105.5 million ($0.28 per share) pre-tax charge on the early extinguishment of debt.
In 2020, net charges of $0.08 per share as follows:
•$96.8 million ($0.26 per share) non-cash pre-tax impairment charges related to certain Victoria’s Secret store assets, and
•A tax benefit of approximately $50.4 million ($0.18 per share), related to the favorable resolution of certain tax matters.
Excluding the above items, adjusted first quarter 2021 earnings per share were $1.25 compared to an adjusted loss per share of $0.99 last year, operating income was $572.1 million compared to an adjusted loss of $220.9 million last year, and adjusted net income was $356.7 million compared to an adjusted net loss of $275.2 million last year.
Andrew Meslow, CEO of L Brands, commented, “L Brands delivered record first quarter earnings, driven by continued strength and exceptional performance at Bath & Body Works and Victoria’s Secret. We are pleased that the momentum in both businesses has continued, driven by positive customer responses to our assortments, which allowed us to reduce promotional activity and deliver substantial increases in our merchandise margin rates. We’d like to express our appreciation to our associates and partners who have made these record results possible. Grounded in the strength of the two businesses, we look forward with confidence to the separation of Bath & Body Works and Victoria’s Secret into two industry-leading, publicly traded companies.”
Meslow continued, “We are also pleased to continue the company’s long-standing history of giving back to our communities through a $35 million contribution in the first quarter, split between the L Brands Foundation, and two new foundations for the separate Bath & Body Works and Victoria’s Secret businesses. Since the establishment of the L Brands Foundation in 1993, we have donated more than $300 million to support thousands of organizations with a focus on health and empowerment of women, nurturing and mentoring children, improving education and enriching the cultural arts. Embedded in our focus is a commitment to diversity, equity and inclusion. As we separate Bath & Body Works and Victoria’s Secret, each business is committed to continuing to make a positive difference in the world and our communities.”
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

The company reported net sales of $3.024 billion for the first quarter ended May 1, 2021, compared to net sales of $1.654 billion for the first quarter ended May 2, 2020. First quarter 2020 sales were negatively impacted by the closure of stores for approximately half the quarter due to the COVID-19 pandemic. First quarter 2021 sales increased 15 percent compared to sales of $2.629 billion in the first quarter of 2019.
Bath & Body Works net sales were $1.469 billion for the first quarter ended May 1, 2021, compared to net sales of $760.6 million for the first quarter ended May 2, 2020. First quarter 2021 sales increased 60 percent compared to the first quarter of 2019. First quarter 2021 U.S. and Canada store sales increased 47 percent to $1.050 billion compared to $714.3 million in 2019. First quarter 2021 sales in the direct channel were $349.2 million, an increase of 21 percent compared to 2020 and a 123 percent increase compared to 2019.
Victoria’s Secret total comparable sales for the first quarter ended May 1, 2021 increased 9 percent compared to the first quarter of 2019. Comparable U.S. and Canada store sales for the first quarter of 2021 decreased 3% compared to the first quarter of 2019. First quarter 2021 sales of $1.554 billion decreased 7 percent compared to the first quarter of 2019 and reflect the net closure of 233 company-operated stores since the first quarter of 2019. First quarter 2021 sales in the direct channel were $520.9 million, an increase of 69 percent compared to 2020 and a 44 percent increase compared to 2019.
Second Quarter 2021 Outlook
The company is forecasting second quarter earnings per share between $0.80 and $1.00, which excludes one-time costs related to the spin-off of Victoria’s Secret, compared to adjusted earnings per share of $0.25 in 2020 and $0.24 in 2019. Due to the continued uncertainty in the environment, as well as the impending separation of the Bath & Body Works and Victoria’s Secret businesses targeted to occur in August 2021, the company is not providing earnings guidance for the full year 2021.

Additional first quarter financial information, including management commentary, is currently available at www.LB.com. L Brands will conduct its first quarter earnings call at 9:00 a.m. Eastern on May 20. To listen, call 1-888-946-7609 (international dial-in number: 1-517-308-9411); conference ID 6362067. For an audio replay, call 1-866-410-5845 (international replay number: 1-203-369-0647); conference ID 6362067 or log onto www.LB.com.
ABOUT L BRANDS:
L Brands, through Bath & Body Works, Victoria’s Secret and PINK, is an international company. The company operates 2,681 company-operated specialty stores in the United States, Canada and Greater China, in more than 700 franchised locations worldwide and through its websites worldwide.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this report or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this report or otherwise made by our company or our management:
•the spin-off may not be consummated within the anticipated time period or at all;
•disruption to our business in connection with the proposed spin-off and that we could lose revenue as a result of such disruption;
•    the spin-off may not be tax-free for U.S. federal income tax purposes;
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

•    a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of both businesses or that the companies resulting from the spin-off do not realize all of the expected benefits of the spin-off;
•    the combined value of the common stock of the two publicly-traded companies will not be equal to or greater than the value of our common stock had the spin-off not occurred;
•    general economic conditions, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•    the novel coronavirus (COVID-19) global pandemic has had and is expected to continue to have an adverse effect on our business and results of operations;
•    the seasonality of our business;
•    divestitures or other dispositions, including a spin-off of Victoria’s Secret and related operations and contingent liabilities from businesses that we have divested;
•    difficulties arising from turnover in company leadership or other key positions;
•    our ability to attract, develop and retain qualified associates and manage labor-related costs;
•    the dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•    our ability to grow through new store openings and existing store remodels and expansions;
•    our ability to successfully operate and expand internationally and related risks;
•    our independent franchise, license and wholesale partners;
•    our direct channel businesses;
•    our ability to protect our reputation and our brand images;
•    our ability to attract customers with marketing, advertising and promotional programs;
•    our ability to maintain, enforce and protect our trade names, trademarks and patents;
•    the highly competitive nature of the retail industry and the segments in which we operate;
•    consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•    our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
•    political instability, environmental hazards or natural disasters;
•    significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;
•    duties, taxes and other charges;
•    legal and regulatory matters;
•    volatility in currency exchange rates;
•    local business practices and political issues;
•    potential delays or disruptions in shipping and transportation and related pricing impacts;
•    disruption due to labor disputes; and
•    changing expectations regarding product safety due to new legislation;
•    our geographic concentration of vendor and distribution facilities in central Ohio;
•    fluctuations in foreign currency exchange rates;
•    the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•    fluctuations in product input costs;
•    our ability to adequately protect our assets from loss and theft;
•    fluctuations in energy costs;
•    increases in the costs of mailing, paper, printing or other order fulfillment logistics;
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

•    claims arising from our self-insurance;
•    our and our third-party service providers' ability to implement and maintain information technology systems and to protect associated data;
•    our ability to maintain the security of customer, associate, third-party and company information;
•    stock price volatility;
•    our ability to pay dividends and related effects;
•    shareholder activism matters;
•    our ability to maintain our credit rating;
•    our ability to service or refinance our debt and maintain compliance with our restrictive covenants;
•    our ability to comply with laws, regulations and technology platform rules or other obligations related to data privacy and security;
•    our ability to comply with regulatory requirements;
•    legal and compliance matters; and
•    tax, trade and other regulatory matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this report to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Brooke Wilson
(614) 415-6704	(614) 415-6042
apreston@lb.com	communications@lb.com
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS
FIRST QUARTER 2021

Total Sales (Millions):

	First Quarter	First Quarter	% Inc/ (Dec)	First Quarter	First Quarter	% Inc/ (Dec)
	2021	2020		2021	2019
Bath & Body Works Stores - U.S. and Canada	$1,050.5	$423.8	147.9%	$1,050.5	$714.3	47.1%
Bath & Body Works Direct	349.2	288.9	20.9%	349.2	156.4	123.3%
Bath & Body Works International[1]	69.8	47.9	45.7%	69.8	48.3	44.5%
Total Bath & Body Works	$1,469.5	$760.6	93.2%	$1,469.5	$919.0	59.9%
Victoria's Secret Stores - U.S. and Canada	$932.9	$514.0	81.5%	$932.9	$1,148.8	(18.8%)
Victoria's Secret Direct	520.9	307.6	69.4%	520.9	362.1	43.9%
Victoria's Secret International[2]	100.4	72.0	39.4%	100.4	159.5	(37.1%)
Total Victoria's Secret	$1,554.2	$893.6	73.9%	$1,554.2	$1,670.4	(7.0%)
Other	$—	$—	—	$—	$39.4	—
L Brands	$3,023.7	$1,654.2	82.8%	$3,023.7	$2,628.8	15.0%

1 - Results include royalties associated with franchised stores and wholesale sales.
2 - Results include company-operated stores in the U.K. (pre-joint venture) and Greater China, royalties associated with franchised stores and wholesale sales.

Comparable Sales Increase (Decrease) (Stores and Direct):

	First Quarter	First Quarter
	2021	2020
Bath & Body Works[1]	16%	41%
Victoria's Secret[2]	25%	(15%)
L Brands[2]	21%	4%
NOTE: Stores are excluded from the comparable sales calculation when they have been closed for four consecutive days or more. Therefore, comparable sales results exclude periods of time that stores were closed for four consecutive days or more as a result of the COVID-19 pandemic. Refer to our SEC filings for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S. and Canada and direct sales.
2 - Results include company-operated stores in the U.S., Canada, the U.K. (pre-joint venture) and Greater China and direct sales.

Comparable Sales Increase (Decrease) (Stores Only):

	First Quarter	First Quarter
	2021	2020
Bath & Body Works[1]	12%	20%
Victoria's Secret[2]	3%	(18%)
L Brands[2]	7%	(5%)
NOTE: Stores are excluded from the comparable sales calculation when they have been closed for four consecutive days or more. Therefore, comparable sales results exclude periods of time that stores were closed for four consecutive days or more as a result of the COVID-19 pandemic. Refer to our SEC filings for further discussion regarding our comparable sales calculation.
1 - Results include company-operated stores in the U.S. and Canada.
2 - Results include company-operated stores in the U.S., Canada, the U.K. (pre-joint venture) and Greater China.
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

Total Company-Operated Stores:

	Stores at			Stores at
	1/30/21	Opened	Closed	5/1/21
Bath & Body Works	1,633	21	(5)	1,649
Bath & Body Works Canada	103	—	—	103
Total Bath & Body Works	1,736	21	(5)	1,752

Victoria's Secret	703	—	(5)	698
PINK	143	—	—	143
Victoria's Secret Canada	23	1	—	24
PINK Canada	2	—	—	2
Victoria's Secret Beauty and Accessories	36	1	(1)	36
Victoria's Secret Greater China	26	—	—	26
Total Victoria's Secret	933	2	(6)	929

Total L Brands	2,669	23	(11)	2,681

Total Partner-Operated Stores:

	Stores at			Stores at
	1/30/21	Opened	Closed	5/1/21
Bath & Body Works	270	14	(3)	281
Bath & Body Works - Travel Retail	18	—	—	18
Victoria's Secret	103	1	—	104
PINK	17	—	—	17
Victoria's Secret Beauty & Accessories	195	2	(1)	196
Victoria's Secret Beauty & Accessories - Travel Retail	143	—	(2)	141
Total L Brands	746	17	(6)	757

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
THIRTEEN WEEKS ENDED MAY 1, 2021 AND MAY 2, 2020
(Unaudited)
(In thousands except per share amounts)
	2021	2020
Net Sales	$3,023,699	$1,654,209
Costs of Goods Sold, Buying and Occupancy	(1,609,860)	(1,365,600)
Gross Profit	1,413,839	288,609
General, Administrative and Store Operating Expenses	(841,779)	(606,307)
Operating Income (Loss)	572,060	(317,698)
Interest Expense	(113,706)	(96,798)
Other Income (Loss)	(105,341)	2,247
Income (Loss) Before Income Taxes	353,013	(412,249)
Provision (Benefit) for Income Taxes	76,397	(115,382)
Net Income (Loss)	$276,616	$(296,867)

Net Income (Loss) Per Diluted Share	$0.97	$(1.07)

Weighted Average Shares Outstanding [1]	284,461	276,988

1 - Reported Weighted Average Shares Outstanding in the first quarter of 2020 reflects basic shares due to the Net Loss.
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In thousands except per share amounts)

	First Quarter
	2021	2020
Details of Special Items - Income (Expense)
Victoria's Secret Asset Impairment	$—	$(96,844)
Special Items included in Operating Income (Loss)	—	(96,844)
Loss on Extinguishment of Debt	(105,464)	—
Special Items Included in Other Income (Loss)	(105,464)	—
Tax Benefit from the Resolution of Certain Tax Matters	—	50,360
Tax Effect of Special Items included in Operating Income (Loss) and Other Income (Loss)	25,337	24,840
Special Items included in Net Income (Loss)	$(80,127)	$(21,644)
Special Items included in Earnings (Loss) Per Diluted Share	$(0.28)	$(0.08)

Reconciliation of Reported Operating Income (Loss) to Adjusted Operating Income (Loss)
Reported Operating Income (Loss)	$572,060	$(317,698)
Special Items included in Operating Income (Loss)	—	96,844
Adjusted Operating Income (Loss)	$572,060	$(220,854)

Reconciliation of Reported Net Income (Loss) to Adjusted Net Income (Loss)
Reported Net Income (Loss)	$276,616	$(296,867)
Special Items included in Net Income (Loss)	80,127	21,644
Adjusted Net Income (Loss)	$356,743	$(275,223)

Reconciliation of Reported Earnings (Loss) Per Diluted Share to Adjusted Earnings (Loss) Per Diluted Share
Reported Earnings (Loss) Per Diluted Share	$0.97	$(1.07)
Special Items included in Earnings (Loss) Per Diluted Share	0.28	0.08
Adjusted Earnings (Loss) Per Diluted Share	$1.25	$(0.99)

See Notes to Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:

Fiscal 2021

In the first quarter of 2021, adjusted results exclude the following:
•A $105.5 million pre-tax loss ($80.1 million net of tax of $25.4 million), included in other income (loss), associated with the early extinguishment of outstanding notes.

Fiscal 2020

In the first quarter of 2020, adjusted results exclude the following:
•A $96.8 million charge ($72.0 million net of tax of $24.8 million), included in buying and occupancy expenses, related to the impairment of certain Victoria’s Secret store assets.

•A $50.4 million tax benefit related to the resolution of certain tax matters.

The Adjusted Financial Information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company because the adjusted items are not indicative of our ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. The Adjusted Financial Information should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.
VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com